UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)    August 30, 2006 (August 25, 2006)

Cano Petroleum, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-32496	77-0635673
(Commission File Number)	(IRS Employer Identification No.)

801 Cherry St., Suite 3200
Fort Worth, Texas	76102
(Address of Principal Executive Offices)	(Zip Code)

(817) 698-0900

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.         Entry into a Material Definitive Agreement.

Proposed Private Placement

On August 30, 2006, Cano Petroleum, Inc. (“Cano”) filed a Cuurent Report on a Form 8-K regarding entering into a Securities Purchase Agreement and a Resistration Rights Agreement. Cano is filing this Amended Current Report on a Form 8-K/A to correct a typographical error in the Schedule of Buyers in the Securities Purchase Agreement relating to the number of shares subscribed for by a specific buyer and the amount to be paid by such buyer and to correct certain address information in the Schedule of Buyers of the Securities Purchase Agreement and the Registration Rights Agreement.

Item 3.02            Unregistered Sales of Equity Securities

See Item 1.01 Entry into a Material Definitive Agreement — “Proposed Private Placement” regarding the correcting of a typographical error in the Schedule of Buyers in the Securities Purchase Agreement.

Item 9.01.         Financial Statements and Exhibits.

(d)  Exhibits

4.1                                 Registration Rights Agreement dated August 25, 2006 by and among Cano Petroleum, Inc. and the Buyers listed therein.

10.1                           Securities Purchase Agreement dated August 25, 2006 by and among Cano Petroleum, Inc. and the Buyers listed therein.

* * * * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANO PETROLEUM, INC.

Date: August 30, 2006
	By:	/s/ Morris B. Smith
Morris B. Smith
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Registration Rights Agreement dated August 25, 2006 by and among Cano Petroleum, Inc. and the Buyers listed therein.

10.1	Securities Purchase Agreement dated August 25, 2006 by and among Cano Petroleum, Inc. and the Buyers listed therein.